Calculation of Filing Fee Tables
F-3
TOP SHIPS INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share(1)	457(o)
		Equity	Preferred Stock, par value $0.01 per share(1)	457(o)
		Other	Preferred Stock Purchase Rights(1)(3)	457(o)
		Debt	Debt Securities(1)	457(o)
		Other	Warrants(1)	457(o)
		Other	Purchase Contracts(1)	457(o)
		Other	Rights(1)	457(o)
		Other	Depositary Shares(1)	457(o)
		Other	Units(1)	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 13,560,999.75	0.0001531	$ 2,076.19
Fees to be Paid		Equity	Common Stock, par value $0.01 per share, underlying previously- issued Warrants	457(o)	837,094		$ 13,560,922.80	0.0001531	$ 2,076.18
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.01 per share	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Equity	Preferred Shares, par value $0.01 per share	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Preferred Stock Purchase Rights	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Purchase Contracts	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Rights	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Depositary Shares	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-267170	09/13/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 186,439,000.25			F-3	333-267170	09/13/2022	$ 18,540.00
			Total Offering Amounts:				$ 213,560,922.80		$ 4,152.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,152.37
Offering Note
[1]	1. There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold from time to time at indeterminate prices, with an initial aggregate public offering price not to exceed $200,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder. 2. Pursuant to General Instruction I.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. 3. Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-267170), filed with the Securities and Exchange Commission on October 21, 2019 and declared effective on September 13, 2022, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A